EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS: That each of the undersigned directors and the undersigned Director/Officer of ARCH COAL, INC., a Delaware corporation (“Arch Coal”), hereby constitutes and appoints Steven F. Leer, and Robert G. Jones, and each of them, his true and lawful attorneys-in-fact and agent, with full power to act without the other, to sign Arch Coal’s Annual Report on Form 10-K for the year ended December 31, 2003, to be filed with the Securities and Exchange Commission under the provisions of the Securities Exchange Act of 1934, as amended; to file such Annual Report and the exhibits thereto and any and all other documents in connection therewith, including without limitation, amendments thereto, with the Securities and Exchange Commission; and to do and perform any and all other acts and things requisite and necessary to be done in connection with the foregoing as fully as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

DATED: February 26, 2004

/s/ Steven F. Leer Steven F. Leer	President, Chief Executive Officer and Director
/s/ James R. Boyd James R. Boyd	Chairman of the Board and Director
/s/ Frank M. Burke Frank M. Burke	Director
/s/ Douglas H. Hunt Douglas H. Hunt	Director
/s/ Thomas A. Lockhart Thomas A. Lockhart	Director
/s/ James L. Parker James L. Parker	Director
/s/ A. Michael Perry A. Michael Perry	Director
/s/ Robert G. Potter Robert G. Potter	Director
/s/ Theodore D. Sands Theodore D. Sands	Director